As filed with the Securities and Exchange Commission on May 14, 2018

Registration No. 333-222852

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-l

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORBES ENERGY SERVICES LTD.

(Exact name of registrant as specified in its charter)

Delaware	1389	26-168176
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3000 South Business Highways 281

Alice, Texas 78332

(361) 664-0549

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John E. Crisp

Chairman, President and Chief Executive Officer

3000 South Business Highway 281

Alice, Texas 78332

(361) 664-0549

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

R. Clyde Parker, Jr., Esq.

Winstead PC

600 Travis Street, Suite 5200

Houston, Texas 77002

(281) 681-5900

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if smaller reporting company)	Smaller reporting company	☒

			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	8,433,254(1)	$10.65 (2)	$89,814,155.10 (2)	$11,181.86 (3)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock being registered hereunder include an indeterminate number of shares of common stock that may be issued in connection with stock splits, stock dividends, recapitalizations or similar events.
(2)	Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices per share of common stock on January 25, 2018 as quoted on OTCQX Best Market.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains three prospectuses, as set forth below.

•	Selling Stockholder Prospectus. A prospectus to be used for the resale by Selling Stockholders of up to 3,433,254 shares of the Company’s Common Stock (the “Selling Stockholder Prospectus”) as further described in the Selling Stockholder Prospectus and any prospectus supplements.

•	Company Shelf Offering Prospectus. A prospectus to be used for the public offering by the Company of up to 5,000,000 shares of the Company’s Common Stock (the “Company Shelf Offering Prospectus”) as further described in the Company Shelf Offering Prospectus and any prospectus supplements.

•	Combined Prospectus. A prospectus to be used by the Company and some or all of the Selling Stockholders in the same offering.

The Company Shelf Offering Prospectus is substantively identical to the Selling Stockholder Prospectus and the Combined Prospectus, except for the following principal points:

•	they each contain different tables of contents;

•	they each contain different front covers, reflecting differences between shares offered for resale by the Selling Stockholders, the Company or a combination of one or more of the Selling Stockholders and the Company;

•	they each contain different sections entitled “The Offering” in the Prospectus Summary, reflecting differences in the number of shares for sale offered by the Selling Stockholders and the Company;

•	they each contain different “Use of Proceeds” sections, reflecting that the resale of shares by the Selling Stockholders will not result in any proceeds to the Company;

•	a Selling Stockholders section is included in the Selling Stockholder Prospectus and the Combined Prospectus;

•	they contain different “Plan of Distribution” sections, reflecting differences in the method of selling shares between the Selling Stockholders and the Company;

The Registrant has included in this Registration Statement, after Part I of the Selling Stockholder Prospectus, a set of alternate pages, designated as “A” pages, to reflect the foregoing differences of the Company Shelf Offering Prospectus as compared to the Selling Stockholder Prospectus and a set of alternate pages designated as “B” pages to reflect the foregoing differences as they relate to the Combined Prospectus.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 14, 2018

PROSPECTUS

FORBES ENERGY SERVICES LTD.

3,433,254 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders identified in this prospectus or in a supplement hereto of up to an aggregate of 3,433,254 shares of common stock, par value $0.01 per share, or the Forbes Common Stock, of Forbes Energy Services Ltd., or Forbes, which, together with its subsidiaries, is referred to herein as us, we or the Company.

We are registering the offer and sale of the shares of Forbes Common Stock to satisfy registration rights we have granted to the selling stockholders pursuant to a registration rights agreement dated as of April 13, 2017, or the Registration Rights Agreement. Except with respect to any applicable brokerage or underwriting discounts or commissions, we have agreed to bear all of the expenses incurred in connection with the registration of the shares of Forbes Common Stock covered by this prospectus. The Company, on the one hand, and the selling stockholders, on the other hand, will each pay or assume fifty percent (50%) of any applicable brokerage or underwriting discounts or commissions and similar charges incurred in any underwritten offerings of shares of Forbes Common Stock by the selling stockholders.

We are not selling any shares of Forbes Common Stock under this prospectus and will not receive any proceeds from the sale of shares of Forbes Common Stock by the selling stockholders. The shares of Forbes Common Stock to which this prospectus relates may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters, broker dealers or agents. The selling stockholders will determine at what price they may sell the shares of Forbes Common Stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any prospectus supplement or amendment before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information” and the “Incorporation by Reference” sections of this prospectus for information about us and our financial statements.

The Forbes Common Stock is quoted on the OTCQX Best Market, or the OTCQX, under the symbol “FLSS.” On        , 2018, the last reported sale price of Forbes Common Stock on the OTCQX was $        per share.

INVESTING IN THE FORBES COMMON STOCK INVOLVES SUBSTANTIAL RISKS. SEE THE SECTION TITLED “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF FORBES COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2018.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission pursuant to which the selling stockholders named herein, may, from time to time, offer and sell or otherwise dispose of shares of Forbes Common Stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the shares of Forbes Common Stock are sold or otherwise disposed of on a later date. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated, and updated prospectuses made available for delivery, to the extent required by the federal securities laws. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”

i

PRELIMINARY NOTE

On January 22, 2017, Forbes and its domestic subsidiaries filed voluntary petitions for reorganization under chapter 11 of the United States Bankruptcy Code, or the Bankruptcy Code, in the United States Bankruptcy Court for the Southern District of Texas-Corpus Christi Division, or the Bankruptcy Court, pursuant to the terms of a restructuring support agreement that contemplated the reorganization of Forbes and such subsidiaries pursuant to a prepackaged plan of reorganization, as amended and supplemented, the Plan. On March 29, 2017, the Bankruptcy Court entered an order confirming the Plan. On April 13, 2017, or the Effective Date, the Plan became effective pursuant to its terms. On the Effective Date, by operation of the Plan, all agreements, instruments, and other documents evidencing, relating to or connected with any prior equity interests (which included Forbes’s prior common stock, par value $0.04 per share, Forbes’s prior preferred stock, awards under Forbes’s prior incentive compensation plans and the preferred stock purchase rights under the Rights Agreement dated as of May 19, 2008 and subsequently amended on July 8, 2013, between Forbes and CIBC Mellon Trust Company, as rights agent) of Forbes were extinguished without recovery and the Forbes Common Stock (as defined herein) was issued. For more information on the events that occurred and the shares of Forbes Common Stock issued in connection with the effectiveness of the Plan, see our Current Report on Form 8-K that was filed with the Securities and Exchange Commission, or the Commission, on April 18, 2017.

Unless otherwise noted or suggested by context, all financial information and data and accompanying financial statements and corresponding notes, as of and for the periods ending on or before the day immediately prior to the Effective Date, as incorporated by reference in the prospectus, reflect the actual historical consolidated financial condition and results of operations of the Company as of and for the periods presented and do not give effect to the Plan or any of the transactions contemplated thereby or the adoption of “fresh start” accounting, which we adopted on the Effective Date and which have been from and after the Effective Date reflected in our financial statements and corresponding notes for the second and third quarters of 2017 and for the period from April 13, 2017 to December 31, 2017 and will continue to be so reflected thereafter. Accordingly, such financial information as of and for the periods ending on or before the day immediately prior to the Effective Date may not be representative of our performance or financial condition after the Effective Date. Except with respect to such historical financial information and data and accompanying financial statements and corresponding notes as of and for the periods ending on or before the day immediately prior to the Effective Date or as otherwise noted or suggested by the context, all other information contained in the prospectuses relates to the Company from and after the Effective Date.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference in, this prospectus. This summary does not contain all of the information that you should consider before making an investment decision with respect to our securities. You should read this entire prospectus, including all documents incorporated by reference, carefully, especially the “Risk Factors” section beginning on page 4 of this prospectus and incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2017, and our financial statements and related notes incorporated by reference in this prospectus before making an investment decision with respect to our securities. Please see the section titled, “Where You Can Find More Information,” beginning on page 19 of this prospectus. Unless otherwise indicated or the context otherwise requires, in this prospectus, “we,” “us,” “our,” and the “Company” refer to Forbes Energy Services Ltd. and its consolidated subsidiaries.

About Forbes Energy Services Ltd.

Our Business

We are an independent oilfield services contractor that provides a wide range of well site services to oil and natural gas drilling and producing companies to help develop and enhance the production of oil and natural gas. These services include fluid hauling, fluid disposal, well maintenance, completion services, workovers, and recompletions, plugging and abandonment, and tubing testing. Our operations are concentrated in the major onshore oil and natural gas producing regions of Texas, with an additional location in Pennsylvania. We believe that our broad range of services, which extends from initial drilling, through production, to eventual abandonment, is fundamental to establishing and maintaining the flow of oil and natural gas throughout the life cycle of our customers’ wells.

We currently provide a wide range of services to a diverse group of companies. For the period April 13 through December 31, 2017 (Successor) and period January 1 through April 12, 2017 (Predecessor), we provided services to 462 and 303 companies, respectively. We currently conduct our operations through the following two business segments:

•	Well Servicing. Our well servicing segment comprised 66.2% and 63.6% of our consolidated revenues for the period April 13 through December 31, 2017 (Successor) and period January 1 through April 12, 2017 (Predecessor), respectively. Our well servicing segment utilizes our fleet of well servicing rigs, which at December 31, 2017 was comprised of 154 workover rigs and 14 swabbing rigs, six coiled tubing spreads, and other related assets and equipment. These assets are used to provide (i) well maintenance, including remedial repairs and removal and replacement of downhole production equipment, (ii) well workovers, including significant downhole repairs, re-completions and re-perforations, (iii) completion and swabbing activities, (iv) plugging and abandonment services, and (v) pressure testing of oil and natural gas production tubing and scanning tubing for pitting and wall thickness.

•	Fluid Logistics. Our fluid logistics segment comprised 33.8% and 36.4% of our consolidated revenues for the period April 13 through December 31, 2017 (Successor) and period January 1 through April 12, 2017 (Predecessor), respectively. Our fluid logistics segment utilizes our fleet of owned or leased fluid transport trucks and related assets, including specialized vacuum, high pressure pump and tank trucks, frac tanks, water wells, salt water disposal wells and facilities, and related equipment. These assets are used to provide, transport, store, and dispose of a variety of drilling and produced fluids used in, and generated by, oil and natural gas production. These services are required in most workover and completion projects and are routinely used in the daily operation of producing wells.

We believe that our two business segments are complementary and create synergies in terms of selling opportunities. Our multiple lines of service are designed to capitalize on our existing customer base to grow within existing markets, generate more business from existing customers, and increase our operating performance. By offering our customers the ability to reduce the number of vendors they use, we believe that we help improve our customers’ efficiency. This is demonstrated by the fact that 72.7% and 68.1% of our consolidated revenues for the period April 13 through December 31, 2017 (Successor) and period January 1 through April 12, 2017 (Predecessor), respectively, were from customers that utilized services of both of our business segments. Further, by having multiple service offerings that span the life cycle of the well, we believe that we have a competitive advantage over smaller competitors offering more limited services.

Risk Factors

You should carefully consider the risks described under “Risk Factors” in this prospectus, any prospectus supplement or amendment, our Annual Report on Form 10-K for the year ended December 31, 2017 and our other filings with the Commission that are incorporated into this prospectus in evaluating an investment in the Forbes Common Stock. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, our financial condition and results of operations. In this event, the trading price of Forbes Common Stock could decline and you could lose some or all of your investment.

On the Effective Date, we adopted fresh start accounting. Accordingly, our future financial condition and results of operations may not be comparable to the financial condition or results of operations reflected in our historical financial statements. The lack of comparable historical financial information may discourage investors from purchasing Forbes Common Stock.

Corporate Information

The Forbes Common Stock is quoted on the OTCQX under the symbol “FLSS.” Our principal executive offices are located at 3000 South Business Highway 281, Alice, Texas 78332. The main telephone number is (361) 664-0549. We maintain an Internet website at www.forbesenergyservices.com. The information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

The Offering

Forbes Common Stock offered by the selling stockholders:	3,433,254 shares of Forbes Common Stock.

Shares outstanding prior to and after giving effect to this offering(1):	5,336,397 shares of Forbes Common Stock.

Use of proceeds:	We will not receive any of the proceeds from the sale of Forbes Common Stock by the selling stockholders.

Risk factors:	Investing in shares of Forbes Common Stock involves substantial risk. For a discussion of risks relating to us, our business and an investment in shares of Forbes Common Stock, see the risk factors described in the section entitled “Risk Factors” in this prospectus and in “Item 1A – Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2017 and all other information set forth in this prospectus before investing in shares of Forbes Common Stock.

OTCQX ticker symbol:	“FLSS”

(1)	The number of shares to be outstanding is based on the number of shares outstanding as of May 1, 2018 and will be unchanged as a result of this offering because only the selling stockholders, and not the Company, are offering shares of Forbes Common Stock in this offering.

RISK FACTORS

An investment in Forbes Common Stock involves a high degree of risk. Before you decide to invest in shares of Forbes Common Stock, you should consider carefully all of the information in this prospectus and the documents incorporated by reference herein and, in particular, the risks described below and the Risk Factors included in any prospectus supplement or amendment, our Annual Report on Form 10-K for the year ended December 31, 2017 and our other filings with the Commission that are incorporated into this prospectus. The risks described in this prospectus or in any document incorporated by reference are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our business, prospects, financial condition and results of operations. In any such case, the trading price of shares of Forbes Common Stock could decline materially and you could lose all or part of your investment. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

The price of shares of Forbes Common Stock may be volatile and such volatility may negatively affect the price of shares of Forbes Common Stock.

On May 18, 2017, the Forbes Common Stock was authorized for trading on the Over-The-Counter Pink Market. On May 19, 2017, OTC Markets Group Inc. announced that the Forbes Common Stock qualified to trade on the OTCQX under the symbol “FLSS.” The market price of the Forbes Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	announcements concerning our competitors, the oil and gas industry or the economy in general;

•	fluctuations in the prices of oil and natural gas;

•	general and industry-specific economic conditions;

•	changes in financial estimates or recommendations by securities analysts or failure to meet analysts’ performance expectations;

•	any increased indebtedness we may incur in the future;

•	speculation or reports by the press or investment community with respect to us or our industry in general;

•	announcements by us or our competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments;

•	changes or proposed changes in laws or regulations affecting the oil and natural gas industry or enforcement of these laws and regulations, or announcements relating to these matters; and

•	general market, political and economic conditions, including any such conditions and local conditions in the markets in which we operate.

Broad market and industry factors may decrease the market price of the Forbes Common Stock, regardless of our actual operating performance. The stock market in general has from time to time experienced extreme price and volume fluctuations, including periods of sharp decline. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against such companies. Such litigation, if instituted against us, could result in substantial costs and be a diversion of our management’s attention and resources.

Sales of shares of Forbes Common Stock by Forbes’s existing stockholders, or the perception that these sales may occur, especially by directors or significant stockholders of Forbes, may cause its stock price to decline.

If Forbes’s existing stockholders, in particular Forbes’s directors or other affiliates, sell substantial amounts of Forbes Common Stock in the public market, or are perceived by the public market as intending to sell, the trading price of the Forbes Common Stock could decline. In addition, sales of significant shares of Forbes Common Stock could impair our ability to raise capital, should we wish to do so. Up to 3,433,254 shares of Forbes Common Stock may be sold by selling stockholders pursuant to a selling stockholders’ prospectus, which represent approximately 64.3% of the outstanding Forbes Common Stock as of May 1, 2018. We cannot predict the timing or amount of future sales of shares of Forbes Common Stock by selling stockholders pursuant to any such selling stockholders’ prospectus, but such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for the Forbes Common Stock.

Future sales and issuances of shares of Forbes Common Stock or rights to purchase Forbes Common Stock, including pursuant to Forbes’s management incentive plan, could result in additional dilution of the percentage ownership of Forbes’s stockholders and could cause its stock price to decline.

We expect that significant additional capital will be needed in the future to continue our planned operations. To the extent we raise additional capital by issuing equity and/or convertible securities, Forbes’s stockholders may experience substantial dilution. Pursuant to such prospectus under such registration statement, or otherwise, we may sell Forbes Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell Forbes Common Stock, convertible securities or other equity securities, investors may be materially diluted. These sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders. The registration statement of which this prospectus is a part also includes a prospectus covering the shelf registration of 5,000,000 shares of Forbes Common Stock that may be issued and sold from time to time by the Company. Sales of such shares of Forbes Common Stock by the Company and/or certain selling stockholders could cause the price of the Forbes Common Stock to decline.

Pursuant to the Company’s 2017 Management Incentive Plan, or the 2017 Plan, 750,000 shares of Forbes Common Stock were reserved for issuance to our employees, including officers, which number may be increased with the approval of Forbes’s stockholders. Restricted stock unit awards covering 450,000 of such shares have been issued. If Forbes’s board of directors, or the Board, elects to issue additional restricted stock units, stock options and/or other equity-based awards under the 2017 Plan, Forbes’s stockholders may experience additional dilution, which could cause its stock price to decline.

A limited public trading market may cause volatility in the price of shares of Forbes Common Stock.

The Forbes Common Stock is currently quoted on the OTCQX. We have applied for the listing of the Forbes Common Stock on the NASDAQ Global Market. The quotation of the Forbes Common Stock on the OTCQX does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. The Forbes Common Stock is subject to this volatility. Sales of substantial amounts of Forbes Common Stock, or the perception that such sales might occur, could adversely affect prevailing market prices of the Forbes Common Stock and our stock price may decline substantially in a short time and our stockholders could suffer losses or be unable to liquidate their holdings.

If securities or industry analysts publish inaccurate or unfavorable research about our business, the stock price of the Forbes Common Stock could decline.

The trading market for the Forbes Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who may choose to cover us downgrade the Forbes Common Stock or publish inaccurate or unfavorable research about our business, the Forbes Common Stock price would likely decline.

The ownership of Forbes Common Stock is highly concentrated, and your interests may conflict with the interests of Forbes’s existing 5% or more stockholders.

Stockholders that, individually or together with affiliates, own five percent or more of the outstanding Forbes Common Stock beneficially owned approximately 64.3% of the outstanding Forbes Common Stock as of May 1, 2018. Accordingly, if such stockholders were to choose to act together, they would have significant influence over the outcome of corporate actions requiring stockholder approval. The interests of such stockholders may be different than the interests of other stockholders on these matters. This concentration of ownership could also have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could reduce the price per share of the Forbes Common Stock.

Recently enacted changes to the U.S. federal tax laws could have a negative impact on our business operations, financial condition and earnings.

Recently enacted legislation commonly referred to as the “Tax Cuts and Jobs Act,” or the TCJA, includes significant changes to the taxation of business entities. Although the TCJA includes a provision for lower corporate income tax rates, those rate reductions could be offset by other changes intended to broaden the tax base, for example, by limiting the ability to deduct interest expense and net operating losses. We continue to examine the impact the TCJA may have on our business and financial results. This prospectus does not discuss the TCJA or the manner in which it might affect purchasers of our common stock. Prospective investors are urged to consult their tax advisors regarding the effect of the TCJA on an investment in the shares of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus includes certain forward-looking statements within the meaning of the federal securities laws. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or “should” or other comparable words or the negative of these words. When you consider our forward-looking statements, you should keep in mind the risk factors we describe and other cautionary statements we make in this prospectus or incorporated by reference in this prospectus. Our forward-looking statements are only predictions based on expectations that we believe are reasonable. Our actual results could differ materially from those anticipated in, or implied by, these forward-looking statements as a result of known risks and uncertainties set forth below and elsewhere in or incorporated in this prospectus. These factors include or relate to the following:

•	our ability to execute our business and financial plans;

•	the effect of the industry-wide downturn in energy exploration and development activities;

•	continuing incurrence of operating losses due to such downturn;

•	oil and natural gas commodity prices;

•	market response to global demands to curtail use of oil and natural gas;

•	capital budgets and spending by the oil and natural gas industry;

•	the ability or willingness of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels for oil;

•	oil and natural gas production levels by non-OPEC countries;

•	supply and demand for oilfield services and industry activity levels;

•	our ability to maintain stable pricing;

•	our level of indebtedness;

•	possible impairment of our long-lived assets;

•	potential for excess capacity;

•	competition;

•	substantial capital requirements;

•	significant operating and financial restrictions under our loan and security agreement entered into on the Effective Date by and among the Company, certain financial institutions party thereto from time to time as lenders, or the Lenders, and Wilmington Trust, National Association, as agent for the Lenders, or any replacement financing;

•	technological obsolescence of operating equipment;

•	dependence on certain key employees;

•	concentration of customers;

•	substantial additional costs of compliance with reporting obligations, the Sarbanes-Oxley Act and Loan Agreement covenants;

•	seasonality of oilfield services activity;

•	collectability of accounts receivable;

•	environmental and other governmental regulation;

•	the potential disruption of business activities caused by the physical effects, if any, of climate change;

•	risks inherent in our operations;

•	ability to fully integrate future acquisitions;

•	variation from projected operating and financial data;

•	variation from budgeted and projected capital expenditures;

•	volatility of global financial markets; and

•	the other factors discussed under “Risk Factors” beginning on page 4 of this prospectus and the Risk Factors included in any prospectus supplement or amendment, our Annual Report on Form 10-K for the year ended December 31, 2017 and our other filings with the Commission that are incorporated into this prospectus.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. To the extent these risks, uncertainties and assumptions give rise to events that vary from our expectations, the forward-looking events discussed in this prospectus may not occur. All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement.

USE OF PROCEEDS

All of the shares of Forbes Common Stock covered by this prospectus are being sold by the selling stockholders. See “Selling Stockholders.” We will not receive any proceeds from these sales of shares of Forbes Common Stock.

MARKET PRICE AND DIVIDEND INFORMATION

On May 18, 2017, the Forbes Common Stock was authorized for trading on the Over-The-Counter Pink Market. On May 19, 2017, OTC Markets Group Inc. announced that the Forbes Common Stock qualified to trade on the OTCQX under the symbol “FLSS.” The Forbes Common Stock is currently quoted on the OTCQX under the symbol “FLSS.” As of         , 2018, the last reported sales price of the shares of Forbes Common Stock on the OTCQX was $         per share. We have applied for the listing of the Forbes Common Stock on the NASDAQ Global Market.

The following table sets forth the range of high and low bid quotations for the common stock during the periods indicated. The quotations were obtained from information published by OTC Markets Group Inc.

Quarterly Common Stock Price Ranges

	Common Stock
	High	Low
Fiscal Year 2017, Quarter Ended:
June 30, 2017 (commencing May 18, 2017)	$31.00	$12.50
September 30, 2017	$17.00	$9.60
December 31, 2017	$17.50	$9.50
Fiscal Year 2018, Quarter Ended:
March 31, 2018	$9.50	$9.50

MARKET FOR THE SECURITIES

On May 18, 2017, the Forbes Common Stock was authorized for trading on the Over-The-Counter Pink Market. On May 19, 2017, OTC Markets Group Inc. announced that the Forbes Common Stock qualified to trade on the OTCQX under the symbol “FLSS.” Prior to May 18, 2017, there was no established public trading market existed for Forbes Common Stock. On         , 2018, the last reported sale price of Forbes Common Stock on the OTCQX was $         per share. As of May 1, 2018, we had 5,336,397 shares of Forbes Common Stock issued and outstanding, held by nine shareholders of record. The number of shareholders of record was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of bank, brokers and other nominees. All Forbes Common Stock held in street name at The Depository Trust & Clearing Corporation is recorded in the Company’s stock register as being held by one stockholder.

DIVIDEND POLICY

Our Board presently intends to retain all earnings for use in our business and, therefore, does not anticipate paying any cash dividends on the Forbes Common Stock in the foreseeable future. Additionally, the Loan Agreement prohibits the payment of dividends on the Forbes Common Stock. The declaration of dividends on the Forbes Common Stock, if any, in the future would be subject to the discretion of our Board, which may consider factors such as the Loan Agreement, our results of operations, financial condition, capital needs, liquidity, and acquisition strategy, among other factors.

SELLING STOCKHOLDERS

This prospectus covers the offering for resale of up to an aggregate of 3,433,254 shares of Forbes Common Stock that may be offered and sold from time to time under this prospectus by the selling stockholders identified below, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Forbes Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.

The selling stockholders acquired the shares of Forbes Common Stock offered hereby on the Effective Date pursuant to the Plan. On the Effective Date, Forbes entered into the Registration Rights Agreement with the selling stockholders pursuant to which it was obligated to prepare and file a registration statement to permit the resale of certain shares of Forbes Common Stock held by the selling stockholders from time to time as permitted by Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act.

We have prepared the below table and the related notes as of January 24, 2018 based on publicly available information and information previously supplied to us by the selling stockholders. We have not sought to verify such information. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the shares of Forbes Common Stock reported as beneficially owned by them. Because the selling stockholders identified in the table may sell some or all of the shares of Forbes Common Stock owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Forbes Common Stock, no estimate can be given as to the number of the shares of Forbes Common Stock available for resale hereby that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Forbes Common Stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholders provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the shares of Forbes Common Stock beneficially owned by them that are covered by this prospectus. The selling stockholders are not obligated to sell any of the shares of Forbes Common Stock offered by this prospectus. The percent of beneficial ownership for the selling security holders is based on 5,336,397 shares of Forbes Common Stock outstanding as of May 1, 2018.

	Shares of Forbes Common Stock Beneficially Owned Prior to the Offering(1)		Shares of Forbes Common Stock Offered Hereby	Shares of Forbes Common Stock Beneficially Owned After Completion of the Offering(2)
	Number	Percentage		Number	Percentage
Selling stockholders:				—	—
Ascribe II Investments LLC(3)	125,475	2.4%	125,475	—	—
Ascribe III Investments LLC(3)	1,160,831	21.8%	1,160,831	—	—
Courage Credit Opportunities Offshore Master Fund III L.P.(4)	187,354	3.5%	187,354	—	—
Courage Credit Opportunities Onshore Fund III, L.P. (4)	84,858	1.6%	84,858	—	—
JLP Credit Opportunity IDF Series Interests of the SALI Multi-Series Fund, L.P. (5)	9,375	*	9,375	—	—
JLP Credit Opportunity Master Fund Ltd. (5)	267,075	5.0%	267,075	—	—
Mercer QIF Fund PLC – Mercer Investment Fund 1(5)	75,000	1.4%	75,000	—	—
PIMCO Corporate & Income Opportunity Fund(6)	64,837	1.2%	64,837	—	—
PIMCO Corporate & Income Strategy Fund(6)	11,400	*	11,400	—	—

PIMCO Dynamic Credit and Mortgage Income Fund (formally PIMCO Dynamic Credit Income Fund) (6)	152,625	2.9%	152,625	—	—
PIMCO Global Income Opportunities Fund(6)	170,625	3.2%	170,625	—	—
PIMCO Global Stocksplus & Income Fund(6)	5,475	*	5,475	—	—
PIMCO High Income Fund(6)	66,131	1.2%	66,131	—	—
PIMCO Income Opportunity Fund(6)	29,625	*	29,625	—	—
PIMCO Income Strategy Fund(6)	13,350	*	13,350	—	—
PIMCO Income Strategy Fund II(6)	21,825	*	21,825	—	—
PIMCO Strategic Income Fund, Inc. (6)	4,500	*	4,500	—	—
PCM Fund, Inc. (6)	35,625	*	35,625	—	—
Solace Forbes Holdings, LLC(7)	947,268	17.8%	947,268	—	—

*	Less than 1%.
(1)	Such numbers represent the number of shares of Forbes Common Stock issued by Forbes to such entities on the Effective Date pursuant to the Plan and based on the aggregate principal amount of Forbes’s prior 9% senior notes due 2019, or the Prior Senior Notes, held by such entities, as adjusted for subsequent sales. Additionally, the numbers and percentages of Forbes Common Stock beneficially owned are reported on the basis of regulations of the Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
(2)	Assumes that all shares covered by this prospectus are sold and that the selling stockholders do not acquire beneficial ownership of any additional shares of Forbes Common Stock.
(3)	Lawrence First is the Chief Investment Officer and Managing Director of Ascribe Capital LLC, which is the investment manager of Ascribe II Investments LLC, or Ascribe II, and Ascribe III Investments LLC, or Ascribe III, may be deemed to have voting and dispositive power over the shares of Forbes Common Stock held by Ascribe II and Ascribe III. In accordance with the Plan, Ascribe Capital LLC designated Mr. First to serve as a director on the Board. In addition, Ascribe III is owed approximately $13.0 million of the aggregate principal amount of the $50 million term loan covered by that certain loan and security agreement, or the New Loan Agreement, by and among the Company, certain financial institutions party thereto from time to time as lenders, or the Lenders, and Wilmington Trust, National Association, as agent for the Lenders. The mailing address for Ascribe Capital LLC is 299 Park Avenue, 34th Floor, New York, NY 10171.
(4)	Courage Capital Management, LLC, or Courage Capital, is the investment adviser to Courage Credit Opportunities Offshore Master Fund III L.P., or the Courage Master Fund, and Courage Credit Opportunities Onshore Fund III, L.P., or the Courage Onshore Fund, and has voting and dispositive power over the Forbes Common Stock held by the Courage Master Fund and the Courage Onshore Fund, or collectively, the Courage Funds. Courage Investments Inc. is the general partner of the Courage Onshore Fund and may be deemed to have voting and dispositive power over the Forbes Common Stock held by the Courage Onshore Fund. Mr. Richard C. Patton is the founder and Chief Investment Officer of Courage Capital and may be deemed to have voting and dispositive power over the Forbes Common Stock held by the Courage Funds. The Courage Master Fund and the Courage Onshore Fund are owed approximately $2.3 million and $1.0 million, respectively, of the aggregate principal amount of the $50 million term loan covered by the New Loan Agreement. The mailing address for Courage Capital is 4400 Harding Road, Suite 503, Nashville, Tennessee 37205.

(5)	Phoenix Investment Adviser LLC, or Phoenix, which serves as investment manager to JLP Credit Opportunity Master Fund Ltd., or the JLP Fund I, and as sub-investment manager to JLP Credit Opportunity IDF Series Interests of the SALI Multi-Series Fund, L.P., or the JLP Fund II, and Mercer QIF Fund PLC—Mercer Investment Fund 1, or the Mercer Fund, may be deemed to be the beneficial owner of all shares of Forbes Common Stock held by the JLP Fund I, the JLP Fund II, and the Mercer Fund, or collectively, the Phoenix Funds. Jeffrey Peskind, as the Chief Investment Officer of Phoenix, may also be deemed to have voting and dispositive power over the shares of Forbes Common Stock held by the Phoenix Funds. The mailing address for Phoenix is 420 Lexington Avenue, Suite 2040, New York, NY 10170.
(6)	Pacific Investment Management Company LLC, or PIMCO, is the investment adviser to, and has voting and dispositive power over the Forbes Common Stock held by, the following funds, or the PIMCO Funds,: (i) PIMCO Corporate & Income Opportunity Fund, or the PIMCO CIOF Fund, (ii) PIMCO Corporate & Income Strategy Fund, or the PIMCO CISF Fund, (iii) PIMCO Dynamic Credit and Mortgage Income Fund (formally PIMCO Dynamic Credit Income Fund), or the PIMCO Dynamic Fund, (iv) PIMCO Global Income Opportunities Fund, or the PIMCO Global Income Fund, (v) PIMCO Global Stocks plus & Income Fund, or the PIMCO Global Stocks Fund, (vi) PIMCO High Income Fund, or the PIMCO HIF Fund, (vii) PIMCO Income Opportunity Fund, or the PIMCO IOF Fund, (viii) PIMCO Income Strategy Fund, or the PIMCO ISF Fund, (ix) PIMCO Income Strategy Fund II, or the PIMCO ISF II Fund, (x) PIMCO Strategic Income Fund, Inc., or the PIMCO SIF Fund, and (xi) PCM Fund, Inc., or the PCM Fund. The PIMCO CIOF Fund, the PIMCO CISF Fund, the PIMCO Dynamic Fund, the PIMCO Global Income Fund, PIMCO Global Stocks Fund, PIMCO HIF Fund, the PIMCO IOF Fund, PIMCO ISF Fund, the PIMCO ISF II Fund, the PIMCO SIF Fund, and the PCM Fund are owed approximately $0.8 million, $0.1 million, $1.8 million, $2.1 million, $70 thousand, 0.8 million, $0.4 million, $0.2 million, $0.3 million, $54 thousand, and $0.4 million, respectively, of the aggregate principal amount of the $50 million term loan covered by the New Loan Agreement. Alfred Murata is the Managing Director of the PIMCO Funds and may also be deemed to have voting and dispositive power over the shares of Forbes Common Stock held by the PIMCO Funds. The mailing address for PIMCO is 650 Newport Center Drive, Newport Beach, CA 92660.
(7)	Brett Wyard is a managing partner of each of Solace General Partner, LLC, or Solace GP, and Solace Capital Partners, LLC, the general partner Solace Capital Partners, L.P., or Solace Capital. Solace Capital is the investment manager of, and Solace GP is the general partner of, Solace Capital Special Situations Fund, L.P., which is the 100% owner of Solace Forbes Holdings, LLC, or the Solace Fund and may also be deemed to have voting and dispositive power over the shares of Forbes Common Stock held by the Solace Fund. Solace Fund holds shares of Forbes Common Stock. Each of Solace Capital and Solace GP has voting and dispositive power over the shares of Forbes Common Stock held by the Solace Fund. Each of Mr. Wyard, Solace Capital and Solace GP disclaims beneficial ownership of the shares of Forbes Common Stock held by the Solace Fund, except to the extent of their pecuniary interest. In accordance with the Plan, Solace Capital designated Mr. Wyard to serve as a director on the Board. Furthermore, the Solace Fund is owed approximately $11.5 million of the aggregate principal amount of the $50 million term loan covered by the New Loan Agreement. The mailing address for the Solace Capital is 11111 Santa Monica Boulevard, Suite 1275, Los Angeles, CA 90025.

PLAN OF DISTRIBUTION

The shares of Forbes Common Stock covered by this prospectus may be offered and sold from time to time by the selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The selling stockholders may sell their shares of Forbes Common Stock by one or more of, or a combination of, the following methods:

•	privately negotiated transactions;

•	underwritten transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	sales by broker-dealers who agree with the selling stockholders to sell a specified number of such shares of Forbes Common Stock at a stipulated price per share;

•	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales;

•	through the writing of options on the shares, whether or not the options are listed on an options exchange;

•	through the distributions of the shares of Forbes Common Stock by any selling stockholder to its partners, members or stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In addition, the selling stockholders may from time to time sell shares of Forbes Common Stock in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. In such event, the selling stockholders may be required by the securities laws of certain states to offer and sell the shares of common stock only through registered or licensed brokers or dealers

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution, including the names of any underwriters, the purchase price and the proceeds the selling stockholders will receive from the sale of shares of Forbes Common Stock, any underwriting discounts and other items constituting underwriters’ compensation, any public offering price and any discounts or concessions allowed or reallowed or paid to dealers, and any other information we believe to be material.

The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of Forbes Common Stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares of Forbes Common Stock for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the shares of Forbes Common Stock against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of shares of Forbes Common Stock under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of shares of Forbes Common Stock in the course of hedging the positions they assume. The selling stockholders also may sell shares of Forbes Common Stock short and deliver them to close their short positions, or loan or pledge shares of Forbes Common Stock to broker-dealers that in turn may sell them.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of Forbes Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of Forbes Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus.

Underwriters, broker dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for the Company in the ordinary course of business for which they receive compensation.

DESCRIPTION OF COMMON STOCK

Authorized Capital Stock

Forbes’s certificate of incorporation, or the Certificate of Incorporation, provides that Forbes is authorized to issue 41,000,000 shares of capital stock, divided into two classes consisting of (a) 40,000,000 shares of Forbes Common Stock and (b) 1,000,000 shares of preferred stock, par value $0.01 per share.

Forbes Common Stock

The Forbes Common Stock carries the following rights:

•	Dividends. Subject to provisions of applicable law and the Certificate of Incorporation, dividends may be declared by and at the discretion of our Board at any meeting and may be paid in cash, in property, or in shares of stock of Forbes.

•	Liquidation, dissolution or winding up. Except as otherwise required by the Certificate of Incorporation or Forbes’s Second Amended and Restated Bylaws, or the Bylaws, in the event of the liquidation, dissolution or winding-up of Forbes, holders of Forbes Common Stock will have all rights and privileges typically associated with such securities as set forth in the Delaware General Corporation Law, or the DGCL, in relation to rights upon liquidation.

•	Restrictions on transfer. The Forbes Common Stock is not subject to restrictions on transfer as a result of the Certificate of Incorporation or the Bylaws. Nevertheless, there may be restrictions imposed by applicable securities laws or by the terms of other agreements entered into in the future. The Bylaws permit Forbes to place restrictive legends on its share certificates in order to ensure compliance with these restrictions.

•	Other rights. Holders of Forbes Common Stock have no preemptive, redemption, conversion or sinking fund rights.

The rights, preferences, and privileges of the holders of Forbes Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that may be issued by Forbes.

Preferred Stock

As of January 24, 2018, we had no shares of preferred stock outstanding. Under the Certificate of Incorporation, the Board is authorized to issue, without further action by the our stockholders, preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the terms, including voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the shares of each such series, to the extent permitted by law.

The purpose of authorizing the Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could make it more difficult for a third party to acquire control of us, or could adversely affect the rights of holders of Forbes Common Stock by restricting dividends on the Forbes Common Stock, diluting the voting power of the Forbes Common Stock, impairing the liquidation rights of the Forbes Common Stock or delaying or preventing a change in control without further action by the stockholders. As a result of these and other factors, the issuance of preferred stock could have an adverse impact on the market price of the Forbes Common Stock.

Limitation on Issuance of Nonvoting Equity Securities

The Certificate of Incorporation provides that Forbes may not issue non-voting equity securities. However, such restriction may be amended or eliminated in accordance with applicable law as from time to time may be in effect.

Anti-Takeover Provisions in Delaware Law and the Certificate of Incorporation and the Bylaws

The Certificate of Incorporation and the Bylaws contain provisions that may discourage or prevent a change of control even if such transaction would be beneficial to our stockholders.

No Cumulative Voting

The Certificate of Incorporation does not provide for cumulative voting with respect to the election of directors or any other matters and cumulative voting is not otherwise provided for under the DGCL.

Classified Board of Directors

The Board is divided into three classes. The directors will serve staggered three-year terms. The initial terms of the directors of each class will expire at the annual meetings of stockholders to be held in 2018 (Class I), 2019 (Class II) and 2020 (Class III). At each annual meeting of stockholders, one class of directors will be elected for a full term of three years to succeed that class of directors whose terms are expiring. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the Board.

The Certificate of Incorporation provides that the classified board provision may not be altered or repealed without the affirmative vote of the holders of at least 80% of the shares entitled to vote in an election of directors. Furthermore, the Board may not amend or repeal the classified board provision.

No Action by Written Consent

The Certificate of Incorporation provides that any action required or permitted to be taken by stockholders of Forbes must be effected at a duly called annual or special meeting of such stockholders and may not be effected by consent in writing by such stockholders.

Special Meetings of Stockholders

Except as otherwise provided by statute or the Bylaws, special meetings of stockholders may be called only by the Chief Executive Officer of Forbes, the Chairman of the Board, or the Board.

Business Combinations

We have opted out of Section 203 of the DGCL. However, the Certificate of Incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three year period following the time the stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors of Forbes approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the votes of Forbes’s voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•	at or subsequent to that time, the business combination is approved by the board and by the affirmative vote of holders of at least 66 2/3% of the votes of Forbes’s outstanding voting stock not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the votes of our outstanding voting stock. For purposes of this provision, “voting stock” means any class or series of stock entitled to vote generally in the election of directors.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three year period. This provision may encourage companies interested in acquiring us to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions stockholders may otherwise deem to be in their best interests.

The Certificate of Incorporation provides that the following persons shall not constitute “interested stockholders” for purposes of this provision:

•	any person that acquires beneficial ownership of voting securities of Forbes pursuant to the Plan in consideration for such person’s claim arising under or relating to the indenture governing the Company’s prior 9% senior notes due 2019, or the Prior Senior Notes, dated June 7, 2011, or a Former Notes Investor;

•	any person that acquires (other than in a registered public offering) directly from a Former Notes Investor or any of such Former Notes Investor’s affiliates or successors or any “group”, or any member of any such group, of which such persons are a party under Rule 13d-5 of the Exchange Act, or a Direct Transferee, beneficial ownership of fifteen percent or more of the then outstanding voting securities of Forbes;

•	any person that acquires (other than in a registered public offering) directly from any Direct Transferee, an Indirect Transferee, or any other Indirect Transferee, beneficial ownership of fifteen percent or more of the then outstanding voting securities of Forbes; or

•	any person whose ownership of voting securities of Forbes in excess of fifteen percent is the result of any action taken solely by Forbes; provided, however, that such person shall be an “interested stockholder” if thereafter such person acquires additional voting securities of Forbes, except as a result of further corporate action not caused by such person.

Advance Notice Procedure

The Bylaws provide that if notice is provided for a stockholders meeting other than an annual meeting, the business transacted at such meeting shall be limited to the matters so stated in Forbes’s notice of meeting.

Corporate Opportunities

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation, to the fullest extent permitted by law, renounces any interest or expectancy that Forbes has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to Ascribe Capital LLC, or Ascribe, Solace Capital Partners, L.P., or Solace, and certain funds or accounts advised or sub-advised by Ascribe or Solace or, collectively, the Specified Investors, and any officer, director, partner or employee of any entity comprising the Specified Investors, and any portfolio company in which such entities or persons have an equity interest (other than the Company), collectively with the Specified Investors, the Specified Parties. In addition, to the fullest extent permitted by law, in the event any Specified Party acquires knowledge of a corporate opportunity, such Specified Party will have no duty to communicate or present such corporate opportunity to Forbes. The Certificate of Incorporation does not renounce interest in any corporate opportunity that is (i) offered in writing solely to a director or officer of Forbes or its subsidiaries who is not also a Specified Party, (2) offered to a Specified Party who is a director, officer or employee of Forbes and who is offered such opportunity solely in his or her capacity as a director, officer or employee of Forbes, or (3) identified by a Specified Party solely through the disclosure of information by or on behalf of Forbes.

Limitation on Liability of Directors and Officers

The Certificate of Incorporation provides that no director shall be personally liable to Forbes or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except the liability of the director (i) for any breach of the director’s duty of loyalty to Forbes or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) for unlawful payment of a dividend or unlawful stock purchase or stock redemption; and (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate Forbes’s rights and its stockholders’ rights, through stockholders’ derivative suits on Forbes’s behalf, to recover monetary damages against a director for a breach of fiduciary duty as a director, except in the situations described above.

Amendments to the Certificate of Incorporation

The Certificate of Incorporation provides that the Certificate of Incorporation can only be amended or repealed by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote thereon, except with respect to the classified board provision, which can only be amended or repealed by the affirmative vote of the holders of at least 80% of the shares entitled to vote thereon.

Amendments to the Bylaws

The Certificate of Incorporation confers on the Board the authority to adopt, amend or repeal the Bylaws. The Certificate of Incorporation further provides that holders of at least 66 2/3% of the votes of Forbes’s outstanding voting stock may adopt, amend or repeal the Bylaws.

Transfer Agent and Registrar

The transfer agent and registrar for the Forbes Common Stock is American Stock Transfer & Trust Company, LLC.

LEGAL MATTERS

Certain legal matters in connection with the Forbes Common Stock offered hereby will be passed upon for us by Winstead PC, Houston, Texas.

EXPERTS

The consolidated financial statements as of December 31, 2017 (Successor) and 2016 (Predecessor) and for the period from April 13, 2017 to December 31, 2017 (Successor) and for the period from January 1, 2017 to April 12, 2017 (Predecessor), and for the year ended December 31, 2016 (Predecessor) incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Commission will update and supersede this information. We incorporate by reference the documents listed below, any of such documents filed since the date this registration statement was filed and any future filings with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until the termination of the offering of securities covered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2017 as filed on April 2, 2018;

•	our definitive proxy statement on Schedule 14A as filed on May 1, 2018; and

•	our Current Reports on Form 8-K as filed on February 2, 2018 and May 14, 2018.

We will provide without charge to any person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, excluding exhibits, unless we have specifically incorporated an exhibit in the incorporated document. Written requests should be directed to: L. Melvin Cooper 3000 South Business Highway 281, Alice, Texas 78332.

Each document or report subsequently filed by us (other than information furnished rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document, unless otherwise provided in the relevant document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

The information relating to the Company contained in this prospectus and any accompanying prospectus supplement is not comprehensive, and you should read it together with the information contained in the incorporated documents.

[Alternative Page for Company Shelf Offering Prospectus]

The information in this prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 14, 2018

PROSPECTUS

FORBES ENERGY SERVICES LTD.

5,000,000 Shares of Common Stock

This prospectus relates to the offer and sale from time to time of up to an aggregate of 5,000,000 shares of common stock, par value $0.01 per share, or the Forbes Common Stock, of Forbes Energy Services Ltd., or Forbes, which, together with its subsidiaries, is referred to herein as us, we or the Company.

We will bear all of the expenses incurred in connection with the registration of the shares of Forbes Common Stock covered by this prospectus. The Company will pay or assume one hundred percent (100%) of any applicable brokerage or underwriting discounts or commissions and similar charges incurred in any underwritten offerings of shares of Forbes Common Stock by the Company.

This prospectus provides the general terms of the securities we may offer and the general manner in which these securities will be offered. Each time we offer to sell securities, we will provide specific terms related to such offers in a supplement to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. Before you invest, you should carefully read this prospectus and the applicable prospectus supplement, as well the documents incorporated by referenced in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any prospectus supplement or amendment before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information” and the “Incorporation by Reference” sections of this prospectus for information about us and our financial statements.

The Forbes Common Stock is quoted on the OTCQX Best Market, or the OTCQX, under the symbol “FLSS.” On            , 2018, the last reported sale price of Forbes Common Stock on the OTCQX was $            per share.

INVESTING IN THE FORBES COMMON STOCK INVOLVES SUBSTANTIAL RISKS. SEE THE SECTION TITLED “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF FORBES COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2018.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission pursuant to which the Company may, from time to time, offer and sell or otherwise dispose of shares of Forbes Common Stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the shares of Forbes Common Stock are sold or otherwise disposed of on a later date. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated, and updated prospectuses made available for delivery, to the extent required by the federal securities laws. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”

[Alternative Page for Company Shelf Offering Prospectus]

PRELIMINARY NOTE

On January 22, 2017, Forbes and its domestic subsidiaries filed voluntary petitions for reorganization under chapter 11 of the United States Bankruptcy Code, or the Bankruptcy Code, in the United States Bankruptcy Court for the Southern District of Texas-Corpus Christi Division, or the Bankruptcy Court, pursuant to the terms of a restructuring support agreement that contemplated the reorganization of Forbes and such subsidiaries pursuant to a prepackaged plan of reorganization, as amended and supplemented, the Plan. On March 29, 2017, the Bankruptcy Court entered an order confirming the Plan. On April 13, 2017, or the Effective Date, the Plan became effective pursuant to its terms. On the Effective Date, by operation of the Plan, all agreements, instruments, and other documents evidencing, relating to or connected with any prior equity interests (which included Forbes’s prior common stock, par value $0.04 per share, Forbes’s prior preferred stock, awards under Forbes’s prior incentive compensation plans and the preferred stock purchase rights under the Rights Agreement dated as of May 19, 2008 and subsequently amended on July 8, 2013, between Forbes and CIBC Mellon Trust Company, as rights agent) of Forbes were extinguished without recovery and the Forbes Common Stock (as defined herein) was issued. For more information on the events that occurred and the shares of Forbes Common Stock issued in connection with the effectiveness of the Plan, see our Current Report on Form 8-K that was filed with the Securities and Exchange Commission, or the Commission, on April 18, 2017.

Unless otherwise noted or suggested by context, all financial information and data and accompanying financial statements and corresponding notes, as of and for the periods ending on or before the day immediately prior to the Effective Date, as incorporated by reference in the prospectus, reflect the actual historical consolidated financial condition and results of operations of the Company as of and for the periods presented and do not give effect to the Plan or any of the transactions contemplated thereby or the adoption of “fresh start” accounting, which we adopted on the Effective Date and which have been from and after the Effective Date reflected in our financial statements and corresponding notes for the second and third quarters of 2017 and for the period from April 13, 2017 to December 31, 2017 and will continue to be so reflected thereafter. Accordingly, such financial information as of and for the periods ending on or before the day immediately prior to the Effective Date may not be representative of our performance or financial condition after the Effective Date. Except with respect to such historical financial information and data and accompanying financial statements and corresponding notes as of and for the periods ending on or before the day immediately prior to the Effective Date or as otherwise noted or suggested by the context, all other information contained in the prospectuses relates to the Company from and after the Effective Date.

[Alternative Page for Company Shelf Offering Prospectus]

The Offering

Forbes Common Stock offered by the Company:	5,000,000 shares of Forbes Common Stock.

Shares outstanding after giving effect to this offering(1):	10,336,397 shares of Forbes Common Stock.

Use of proceeds:	We intend to use the proceeds from the sale of the shares for general corporate and working capital purposes and acquisitions of assets, businesses or operations or for other purposes that the Board of Directors, in good faith deems to be in the best interest of the Company.

Risk factors:	Investing in shares of Forbes Common Stock involves substantial risk. For a discussion of risks relating to us, our business and an investment in shares of Forbes Common Stock, see the risk factors described in the section entitled “Risk Factors” in this prospectus and in “Item 1A – Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2017 and all other information set forth in this prospectus before investing in shares of Forbes Common Stock.

OTCQX ticker symbol:	“FLSS”

(1)	The number of shares to be outstanding immediately after this offering as shown above is based on 5,336,397 shares of Forbes Common Stock outstanding as of May 1, 2018.

[Alternative Page for Company Shelf Offering Prospectus]

RISK FACTORS

An investment in Forbes Common Stock involves a high degree of risk. Before you decide to invest in shares of Forbes Common Stock, you should consider carefully all of the information in this prospectus and the documents incorporated by reference herein and, in particular, the risks described below and the Risk Factors included in any prospectus supplement or amendment, our Annual Report on Form 10-K for the year ended December 31, 2017 and our other filings with the Commission that are incorporated into this prospectus. The risks described in this prospectus or in any document incorporated by reference are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our business, prospects, financial condition and results of operations. In any such case, the trading price of shares of Forbes Common Stock could decline materially and you could lose all or part of your investment. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

The price of shares of Forbes Common Stock may be volatile and such volatility may negatively affect the price of shares of Forbes Common Stock.

On May 18, 2017, the Forbes Common Stock was authorized for trading on the Over-The-Counter Pink Market. On May 19, 2017, OTC Markets Group Inc. announced that the Forbes Common Stock qualified to trade on the OTCQX under the symbol “FLSS.” The market price of the Forbes Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	announcements concerning our competitors, the oil and gas industry or the economy in general;

•	fluctuations in the prices of oil and natural gas;

•	general and industry-specific economic conditions;

•	changes in financial estimates or recommendations by securities analysts or failure to meet analysts’ performance expectations;

•	any increased indebtedness we may incur in the future;

•	speculation or reports by the press or investment community with respect to us or our industry in general;

•	announcements by us or our competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments;

•	changes or proposed changes in laws or regulations affecting the oil and natural gas industry or enforcement of these laws and regulations, or announcements relating to these matters; and

•	general market, political and economic conditions, including any such conditions and local conditions in the markets in which we operate.

Broad market and industry factors may decrease the market price of the Forbes Common Stock, regardless of our actual operating performance. The stock market in general has from time to time experienced extreme price and volume fluctuations, including periods of sharp decline. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against such companies. Such litigation, if instituted against us, could result in substantial costs and be a diversion of our management’s attention and resources.

Sales of shares of Forbes Common Stock by Forbes’s existing stockholders, or the perception that these sales may occur, especially by directors or significant stockholders of Forbes, may cause its stock price to decline.

If Forbes’s existing stockholders, in particular Forbes’s directors or other affiliates, sell substantial amounts of Forbes Common Stock in the public market, or are perceived by the public market as intending to sell, the trading price of the Forbes Common Stock could decline. In addition, sales of significant shares of Forbes Common Stock could impair our ability to raise capital, should we wish to do so. Up to 3,433,254 shares of Forbes Common Stock may be sold by selling stockholders pursuant to a selling stockholders’ prospectus or a combined prospectus, combining sales of the Company and the selling stockholders,, which represent approximately 64.3% of the outstanding Forbes Common Stock as of May 1, 2018. We cannot predict the timing or amount of future sales of shares of Forbes Common Stock by selling stockholders pursuant to any such selling stockholders’ prospectus or a combined prospectus, but such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for the Forbes Common Stock.

Future sales and issuances of shares of Forbes Common Stock or rights to purchase Forbes Common Stock, including pursuant to Forbes’s management incentive plan, could result in additional dilution of the percentage ownership of Forbes’s stockholders and could cause its stock price to decline.

We expect that significant additional capital will be needed in the future to continue our planned operations. To the extent we raise additional capital by issuing equity and/or convertible securities, Forbes’s stockholders may experience substantial dilution. We may issue and sell Forbes Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we issue and sell Forbes Common Stock, convertible securities or other equity securities, investors may be materially diluted. These sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders. The registration statement of which this prospectus is a part also includes a prospectus covering the registration of 3,433,254 shares of Forbes Common Stock that may be sold from time to time by certain selling stockholders. Sales of such shares of Forbes Common Stock by the Company and/or such selling stockholders could cause the price of the Forbes Common Stock to decline.

Pursuant to the Company’s 2017 Management Incentive Plan, or the 2017 Plan, 750,000 shares of Forbes Common Stock were reserved for issuance to our employees, including officers, which number may be increased with the approval of Forbes’s stockholders. Restricted stock unit awards covering 450,000 of such shares have been issued. If Forbes’s board of directors, or the Board, elects to issue additional restricted stock units, stock options and/or other equity-based awards under the 2017 Plan, Forbes’s stockholders may experience additional dilution, which could cause its stock price to decline.

A limited public trading market may cause volatility in the price of shares of Forbes Common Stock.

The Forbes Common Stock is currently quoted on the OTCQX. We have applied for the listing of the Forbes Common Stock on the NASDAQ Global Market. The quotation of the Forbes Common Stock on the OTCQX does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. The Forbes Common Stock is subject to this volatility. Sales of substantial amounts of Forbes Common Stock, or the perception that such sales might occur, could adversely affect prevailing market prices of the Forbes Common Stock and our stock price may decline substantially in a short time and our stockholders could suffer losses or be unable to liquidate their holdings.

If securities or industry analysts publish inaccurate or unfavorable research about our business, the stock price of the Forbes Common Stock could decline.

The trading market for the Forbes Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who may choose to cover us downgrade the Forbes Common Stock or publish inaccurate or unfavorable research about our business, the Forbes Common Stock price would likely decline.

The ownership of Forbes Common Stock is highly concentrated, and your interests may conflict with the interests of Forbes’s existing 5% or more stockholders.

Stockholders that, individually or together with affiliates, own five percent or more of the outstanding Forbes Common Stock beneficially owned approximately 64.3% of the outstanding Forbes Common Stock as of May 1, 2018. Accordingly, if such stockholders were to choose to act together, they would have significant influence over the outcome of corporate actions requiring stockholder approval. The interests of such stockholders may be different than the interests of other stockholders on these matters. This concentration of ownership could also have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could reduce the price per share of the Forbes Common Stock.

Recently enacted changes to the U.S. federal tax laws could have a negative impact on our business operations, financial condition and earnings.

Recently enacted legislation commonly referred to as the “Tax Cuts and Jobs Act,” or the TCJA, includes significant changes to the taxation of business entities. Although the TCJA includes a provision for lower corporate income tax rates, those rate reductions could be offset by other changes intended to broaden the tax base, for example, by limiting the ability to deduct interest expense and net operating losses. We continue to examine the impact the TCJA may have on our business and financial results. This prospectus does not discuss the TCJA or the manner in which it might affect purchasers of our common stock. Prospective investors are urged to consult their tax advisors regarding the effect of the TCJA on an investment in the shares of our common stock.

[Alternative Page for Company Shelf Offering Prospectus]

USE OF PROCEEDS

We will retain broad discretion over the use of the proceeds from the sales of shares of Forbes Common Stock covered by this prospectus. The Company will use the proceeds from the sale of the shares for general corporate and working capital purposes and acquisitions of assets, businesses or operations or for other purposes that the Board of Directors, in good faith deems to be in the best interest of the Company.

[Alternative Page for Company Shelf Offering Prospectus]

PLAN OF DISTRIBUTION

The shares of Forbes Common Stock covered by this prospectus may be offered and sold from time to time by the Company. The Company will act independently in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Company may sell shares of Forbes Common Stock by one or more of, or a combination of, the following methods:

•	privately negotiated transactions;

•	underwritten transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	sales by broker-dealers who agree with the Company to sell a specified number of such shares of Forbes Common Stock at a stipulated price per share;

•	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	through the writing of options on the shares, whether or not the options are listed on an options exchange;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution, including the names of any underwriters, the purchase price and the proceeds the Company will receive from the sale of shares of Forbes Common Stock, any underwriting discounts and other items constituting underwriters’ compensation, any public offering price and any discounts or concessions allowed or reallowed or paid to dealers, and any other information we believe to be material.

The Company may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of Forbes Common Stock against certain liabilities, including liabilities arising under the Securities Act.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

There can be no assurances that the Company will sell any or all of the securities offered under this prospectus.

Underwriters, broker dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of business for which they receive compensation.

[Alternative Page for Combined Shelf Offering Prospectus]

The information in this prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 14, 2018

PROSPECTUS

FORBES ENERGY SERVICES LTD.

8,433,254 Shares of Common Stock

This prospectus relates to the offer and sale from time to time of (i) up to an aggregate of 5,000,000 shares of common stock, par value $0.01 per share, or the Forbes Common Stock, of Forbes Energy Services Ltd., or Forbes, which, together with its subsidiaries, is referred to herein as us, we or the Company, and (ii) of up to an aggregate of 3,433,254 shares of the Forbes Common Stock by the selling stockholders identified in this prospectus or in a supplement hereto.

Except with respect to any applicable brokerage or underwriting discounts or commissions incurred in any underwritten offering of shares of Forbes Common Stock by the selling stockholders, we will bear all of the expenses incurred in connection with the registration of the shares of Forbes Common Stock covered by this prospectus. The Company will pay or assume one hundred percent (100%) of any applicable brokerage or underwriting discounts or commissions and similar charges incurred in any underwritten offerings of shares of Forbes Common Stock by the Company. The Company, on the one hand, and the selling stockholders, on the other hand, will each pay or assume fifty percent (50%) of any applicable brokerage or underwriting discounts or commissions and similar charges incurred in any underwritten offerings of shares of Forbes Common Stock by the selling stockholders.

This prospectus provides the general terms of the securities the selling stockholders and we may offer and the general manner in which these securities will be offered. Each time the selling stockholders and we offer to sell securities, we will provide specific terms related to such offers in a supplement to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. Before you invest, you should carefully read this prospectus and the applicable prospectus supplement, as well the documents incorporated by referenced in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any prospectus supplement or amendment before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information” and the “Incorporation by Reference” sections of this prospectus for information about us and our financial statements.

The Forbes Common Stock is quoted on the OTCQX Best Market, or the OTCQX, under the symbol “FLSS.” On             , 2018, the last reported sale price of Forbes Common Stock on the OTCQX was $             per share.

INVESTING IN THE FORBES COMMON STOCK INVOLVES SUBSTANTIAL RISKS. SEE THE SECTION TITLED “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF FORBES COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2018.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission pursuant to which the selling stockholders and the Company may, from time to time, offer and sell or otherwise dispose of shares of Forbes Common Stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the shares of Forbes Common Stock are sold or otherwise disposed of on a later date. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated, and updated prospectuses made available for delivery, to the extent required by the federal securities laws. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”

[Alternative Page for Combined Shelf Offering Prospectus]

PRELIMINARY NOTE

On January 22, 2017, Forbes and its domestic subsidiaries filed voluntary petitions for reorganization under chapter 11 of the United States Bankruptcy Code, or the Bankruptcy Code, in the United States Bankruptcy Court for the Southern District of Texas-Corpus Christi Division, or the Bankruptcy Court, pursuant to the terms of a restructuring support agreement that contemplated the reorganization of Forbes and such subsidiaries pursuant to a prepackaged plan of reorganization, as amended and supplemented, the Plan. On March 29, 2017, the Bankruptcy Court entered an order confirming the Plan. On April 13, 2017, or the Effective Date, the Plan became effective pursuant to its terms. On the Effective Date, by operation of the Plan, all agreements, instruments, and other documents evidencing, relating to or connected with any prior equity interests (which included Forbes’s prior common stock, par value $0.04 per share, Forbes’s prior preferred stock, awards under Forbes’s prior incentive compensation plans and the preferred stock purchase rights under the Rights Agreement dated as of May 19, 2008 and subsequently amended on July 8, 2013, between Forbes and CIBC Mellon Trust Company, as rights agent) of Forbes were extinguished without recovery and the Forbes Common Stock (as defined herein) was issued. For more information on the events that occurred and the shares of Forbes Common Stock issued in connection with the effectiveness of the Plan, see our Current Report on Form 8-K that was filed with the Securities and Exchange Commission, or the Commission, on April 18, 2017.

Unless otherwise noted or suggested by context, all financial information and data and accompanying financial statements and corresponding notes, as of and for the periods ending on or before the day immediately prior to the Effective Date, as incorporated by reference in the prospectus, reflect the actual historical consolidated financial condition and results of operations of the Company as of and for the periods presented and do not give effect to the Plan or any of the transactions contemplated thereby or the adoption of “fresh start” accounting, which we adopted on the Effective Date and which have been from and after the Effective Date reflected in our financial statements and corresponding notes for the second and third quarters of 2017 and for the period from April 13, 2017 to December 31, 2017 and will continue to be so reflected thereafter. Accordingly, such financial information as of and for the periods ending on or before the day immediately prior to the Effective Date may not be representative of our performance or financial condition after the Effective Date. Except with respect to such historical financial information and data and accompanying financial statements and corresponding notes as of and for the periods ending on or before the day immediately prior to the Effective Date or as otherwise noted or suggested by the context, all other information contained in the prospectuses relates to the Company from and after the Effective Date.

[Alternative Page for Combined Shelf Offering Prospectus]

The Offering

Forbes Common Stock offered by the Company:	5,000,000 shares of Forbes Common Stock.

Forbes Common Stock offered by the selling stockholders:	3,433,254 shares of Forbes Common Stock.

Shares outstanding after giving effect to this offering(1):	10,336,397 shares of Forbes Common Stock.

Use of proceeds:	We intend to use the proceeds from the sale of the shares offered by the Company for general corporate and working capital purposes and acquisitions of assets, businesses or operations or for other purposes that the Board of Directors, in good faith deems to be in the best interest of the Company. We will not receive any of the proceeds from the sale of Forbes Common Stock by the selling stockholders.

Risk factors:	Investing in shares of Forbes Common Stock involves substantial risk. For a discussion of risks relating to us, our business and an investment in shares of Forbes Common Stock, see the risk factors described in the section entitled “Risk Factors” in this prospectus and in “Item 1A – Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2017 and all other information set forth in this prospectus before investing in shares of Forbes Common Stock.

OTCQX ticker symbol:	“FLSS”

(1)	The number of shares to be outstanding immediately after this offering as shown above is based on 5,336,397 shares of Forbes Common Stock outstanding as of May 1, 2018.

[Alternative Page for Combined Shelf Offering Prospectus]

RISK FACTORS

An investment in Forbes Common Stock involves a high degree of risk. Before you decide to invest in shares of Forbes Common Stock, you should consider carefully all of the information in this prospectus and the documents incorporated by reference herein and, in particular, the risks described below and the Risk Factors included in any prospectus supplement or amendment, our Annual Report on Form 10-K for the year ended December 31, 2017 and our other filings with the Commission that are incorporated into this prospectus. The risks described in this prospectus or in any document incorporated by reference are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our business, prospects, financial condition and results of operations. In any such case, the trading price of shares of Forbes Common Stock could decline materially and you could lose all or part of your investment. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

The price of shares of Forbes Common Stock may be volatile and such volatility may negatively affect the price of shares of Forbes Common Stock.

On May 18, 2017, the Forbes Common Stock was authorized for trading on the Over-The-Counter Pink Market. On May 19, 2017, OTC Markets Group Inc. announced that the Forbes Common Stock qualified to trade on the OTCQX under the symbol “FLSS.” The market price of the Forbes Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	announcements concerning our competitors, the oil and gas industry or the economy in general;

•	fluctuations in the prices of oil and natural gas;

•	general and industry-specific economic conditions;

•	changes in financial estimates or recommendations by securities analysts or failure to meet analysts’ performance expectations;

•	any increased indebtedness we may incur in the future;

•	speculation or reports by the press or investment community with respect to us or our industry in general;

•	announcements by us or our competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments;

•	changes or proposed changes in laws or regulations affecting the oil and natural gas industry or enforcement of these laws and regulations, or announcements relating to these matters; and

•	general market, political and economic conditions, including any such conditions and local conditions in the markets in which we operate.

Broad market and industry factors may decrease the market price of the Forbes Common Stock, regardless of our actual operating performance. The stock market in general has from time to time experienced extreme price and volume fluctuations, including periods of sharp decline. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against such companies. Such litigation, if instituted against us, could result in substantial costs and be a diversion of our management’s attention and resources.

Sales of shares of Forbes Common Stock by Forbes’s existing stockholders, or the perception that these sales may occur, especially by directors or significant stockholders of Forbes, may cause its stock price to decline.

If Forbes’s existing stockholders, in particular Forbes’s directors or other affiliates, sell substantial amounts of Forbes Common Stock in the public market, or are perceived by the public market as intending to sell, the trading price of the Forbes Common Stock could decline. In addition, sales of significant shares of Forbes Common Stock could impair our ability to raise capital, should we wish to do so. Up to 3,433,254 shares of Forbes Common Stock may be sold by selling stockholders pursuant to a selling stockholders’ prospectus or this prospectus, which represent approximately 64.3% of the outstanding Forbes Common Stock as of May 1, 2018. We cannot predict the timing or amount of future sales of shares of Forbes Common Stock by selling stockholders pursuant to any such selling stockholders’ prospectus, but such sales, or sales by selling stockholders under this prospectus, or the perception that such sales could occur, may adversely affect prevailing market prices for the Forbes Common Stock.

Future sales and issuances of shares of Forbes Common Stock or rights to purchase Forbes Common Stock, including pursuant to Forbes’s management incentive plan, could result in additional dilution of the percentage ownership of Forbes’s stockholders and could cause its stock price to decline.

We expect that significant additional capital will be needed in the future to continue our planned operations. To the extent we raise additional capital by issuing equity and/or convertible securities, Forbes’s stockholders may experience substantial dilution. We may issue and sell Forbes Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we issue and sell Forbes Common Stock, convertible securities or other equity securities, investors may be materially diluted. These sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders. The registration statement of which this prospectus is a part also includes a prospectus covering the registration of 3,433,254 shares of Forbes Common Stock that may be sold from time to time by certain selling stockholders. In addition, the registration statement of which this prospectus is a part also includes a prospectus covering the shelf registration of 5,000,000 shares of Forbes Common Stock that may be issued and sold from time to time by the Company. Sales of such shares of Forbes Common Stock by the Company and/or such selling stockholders could cause the price of the Forbes Common Stock to decline.

Pursuant to the Company’s 2017 Management Incentive Plan, or the 2017 Plan, 750,000 shares of Forbes Common Stock were reserved for issuance to our employees, including officers, which number may be increased with the approval of Forbes’s stockholders. Restricted stock unit awards covering 450,000 of such shares have been issued. If Forbes’s board of directors, or the Board, elects to issue additional restricted stock units, stock options and/or other equity-based awards under the 2017 Plan, Forbes’s stockholders may experience additional dilution, which could cause its stock price to decline.

A limited public trading market may cause volatility in the price of shares of Forbes Common Stock.

The Forbes Common Stock is currently quoted on the OTCQX. We have applied for the listing of the Forbes Common Stock on the NASDAQ Global Market. The quotation of the Forbes Common Stock on the OTCQX does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. The Forbes Common Stock is subject to this volatility. Sales of substantial amounts of Forbes Common Stock, or the perception that such sales might occur, could adversely affect prevailing market prices of the Forbes Common Stock and our stock price may decline substantially in a short time and our stockholders could suffer losses or be unable to liquidate their holdings.

If securities or industry analysts publish inaccurate or unfavorable research about our business, the stock price of the Forbes Common Stock could decline.

The trading market for the Forbes Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who may choose to cover us downgrade the Forbes Common Stock or publish inaccurate or unfavorable research about our business, the Forbes Common Stock price would likely decline.

The ownership of Forbes Common Stock is highly concentrated, and your interests may conflict with the interests of Forbes’s existing 5% or more stockholders.

Stockholders that, individually or together with affiliates, own five percent or more of the outstanding Forbes Common Stock beneficially owned approximately 64.3% of the outstanding Forbes Common Stock as of , 2018. Accordingly, if such stockholders were to choose to act together, they would have significant influence over the outcome of corporate actions requiring stockholder approval. The interests of such stockholders may be different than the interests of other stockholders on these matters. This concentration of ownership could also have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could reduce the price per share of the Forbes Common Stock.

Recently enacted changes to the U.S. federal tax laws could have a negative impact on our business operations, financial condition and earnings.

Recently enacted legislation commonly referred to as the “Tax Cuts and Jobs Act,” or the TCJA, includes significant changes to the taxation of business entities. Although the TCJA includes a provision for lower corporate income tax rates, those rate reductions could be offset by other changes intended to broaden the tax base, for example, by limiting the ability to deduct interest expense and net operating losses. We continue to examine the impact the TCJA may have on our business and financial results. This prospectus does not discuss the TCJA or the manner in which it might affect purchasers of our common stock. Prospective investors are urged to consult their tax advisors regarding the effect of the TCJA on an investment in the shares of our common stock.

[Alternative Page for Combined Shelf Offering Prospectus]

USE OF PROCEEDS

We will retain broad discretion over the use of the proceeds from the sales of shares of Forbes Common Stock for the Company covered by this prospectus. The Company will use the proceeds from the sale of the shares for general corporate and working capital purposes and acquisitions of assets, businesses or operations or for other purposes that the Board of Directors, in good faith deems to be in the best interest of the Company.

We will not receive any proceeds from any sales of shares of Forbes Common Stock by selling stockholders.

[Alternative Page for Combined Shelf Offering Prospectus]

PLAN OF DISTRIBUTION

The shares of Forbes Common Stock covered by this prospectus may be offered and sold from time to time by the Company and the selling stockholders. The Company and the selling stockholders will each act independently in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions.

The Company and selling stockholders, unless otherwise noted below, may sell shares of Forbes Common Stock by one or more of, or a combination of, the following methods:

•	privately negotiated transactions;

•	underwritten transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	sales by broker-dealers who agree with the Company or the selling stockholders to sell a specified number of such shares of Forbes Common Stock at a stipulated price per share;

•	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	through the writing of options on the shares, whether or not the options are listed on an options exchange;

•	a combination of any such methods of sale;

•	any other method permitted pursuant to applicable law;

•	by selling stockholders, short sales; and

•	through the distributions of the shares of Forbes Common Stock by any selling stockholder to its partners, members or stockholders.

In addition, the selling stockholders may from time to time sell shares of Forbes Common Stock in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. In such event, the selling stockholders may be required by the securities laws of certain states to offer and sell the shares of common stock only through registered or licensed brokers or dealers. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution, including the names of any underwriters, the purchase price and the proceeds the Company or the selling stockholders will receive from the sale of shares of Forbes Common Stock, any underwriting discounts and other items constituting underwriters’ compensation, any public offering price and any discounts or concessions allowed or reallowed or paid to dealers, and any other information we believe to be material.

The selling stockholders and the Company may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of Forbes Common Stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares of Forbes Common Stock for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the shares of Forbes Common Stock against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of shares of Forbes Common Stock under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of shares of Forbes Common Stock in the course of hedging the positions they assume. The selling stockholders also may sell shares of Forbes Common Stock short and deliver them to close their short positions, or loan or pledge shares of Forbes Common Stock to broker-dealers that in turn may sell them.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of Forbes Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of Forbes Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

There can be no assurances that the Company or the selling stockholders will sell any or all of the securities offered under this prospectus.

Underwriters, broker dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for the Company in the ordinary course of business for which they receive compensation.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and payable by us. With the exception of the Commission registration fee, the amounts set forth below are estimates.

	Amount
Commission registration fee		$11,182
FINRA filing fee		$12,834
OTC marketing fee		$20,000
Printing and engraving expenses	$	N/A
Fees and expenses of legal counsel		$30,000
Accounting fees and expenses		$12,000
Transfer agent and registrar fees		$4,000
Miscellaneous		$9,984

Total		$100,000

Item 14. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by Section 145 of the DGCL. Section 145(e) of the DGCL further provides that such expenses (including attorneys’ fees) incurred by former directors and officers or other employees or agents of the corporation may be so paid upon such terms and conditions as the corporation deems appropriate.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

The Certificate of Incorporation and the Bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by law. Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The Company also maintains a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not the Company would have the power to indemnify such person against such liability under the DGCL or the provisions of the Company’s certificate of incorporation.

Item 15. Recent Sales of Unregistered Securities.

On the Effective Date, Forbes issued 5,249,997 shares of Forbes Common Stock, or the Plan Shares, to holders of the Prior Senior Notes, which issuance discharged and cancelled the Prior Senior Notes. The Plan Shares were issued pursuant to an exemption from the registration requirements of the Securities Act under Section 1145 of the Bankruptcy Code.

Item 16. Exhibits and Financial Statement Schedules.

Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated by reference into this item.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d) that, for purposes of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(e) that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(f) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Number		Description of Exhibits
2.1	-	Debtors’ Prepackaged Joint Plan of Reorganization, dated December 21, 2016 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed December 23, 2016).
3.1	-	Certificate of Incorporation of Forbes Energy Services Ltd. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A filed April 18, 2017).
3.2	-	Second Amended and Restated Bylaws of Forbes Energy Services Ltd. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed April 18, 2017).
4.1	-	Specimen Certificate for the Company’s common stock, $0.01 par value (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed April 18, 2017).
10.1	-	Registration Rights Agreement by and among Forbes Energy Services Ltd. and certain holders identified therein dated as of April 13, 2017 (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form 8-A filed April 18, 2017).
10.2	-	Loan and Security Agreement, dated as of April 13, 2017, by and among Forbes Energy Services LLC, as borrower, Forbes Energy International, LLC, TX Energy Services, LLC, C.C. Forbes, LLC and Forbes Energy Services Ltd., as guarantors, Wilmington Trust, N.A., as agent, and certain lenders party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 18, 2017).
10.3	-	Agreement regarding Cash Collateral and Letters of Credit dated as of April 13, 2017 by and among Forbes Energy Services LLC, Forbes Energy International, LLC, TX Energy Services, LLC, C.C. Forbes, LLC, Forbes Energy Services Ltd. and Regions Bank (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed April 18, 2017).
10.4	-	Forbes Energy Services Ltd. 2017 Management Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed April 18, 2017).
10.5	-	Amended and Restated Employment Agreement effective April 13, 2017, by and between John E. Crisp and Forbes Energy Services LLC (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed April 18, 2017).
10.6	-	Amended and Restated Employment Agreement effective April 13, 2017, by and between L. Melvin Cooper and Forbes Energy Services LLC (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed April 18, 2017).
10.7	-	Employment Agreement effective April 13, 2017, by and between Steve Macek and Forbes Energy Services LLC (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed April 18, 2017).
10.8	-	Form of Time-Based Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.8 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2017).
10.9	-	Form of Exit Financing Time-Based Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.9 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2017).
10.10	-	Form of Performance-Based Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.10 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2017).
23.1*	-	Consent of Independent Registered Public Accounting Firm (BDO USA, LLP)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alice, State of Texas, on May 14, 2018.

FORBES ENERGY SERVICES LTD.

By:	/s/ John E. Crisp
Name: John E. Crisp
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John E. Crisp John E. Crisp	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	May 14 , 2018

/s/ L. Melvin Cooper L. Melvin Cooper	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	May 14 , 2018

* Lawrence A. First	Director	May 14 , 2018

* Brett G. Wyard	Director	May 14 , 2018

* Rome G. Arnold III	Director	May 14 , 2018

* Paul S. Butero	Director	May 14 , 2018

*	Director	May 14 , 2018
David B. Rosenwasser

*	The attorneys-in-fact do hereby sign this Amendment No. 1 to the Registration Statement on behalf of each of the above indicated directors and officers of the Company pursuant to a power of attorney executed by each such director and officer.

By:	/s/ John E. Crisp	/s/ L. Melvin Cooper
	John E. Crisp Attorney-in-fact	L. Melvin Cooper Attorney-in-fact